EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Neoforma, Inc. of our report dated February 13, 2003, which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” appearing in the Annual Report on Form 10-K for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

San Jose, California
January 19, 2004